UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2020
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RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Chief Operating Officer
On January 12, 2020, Dave Sipes notified RingCentral, Inc. (the “Company”) of his resignation from his position as the Company’s Chief Operating Officer effective as of January 13, 2020. Mr. Sipes is expected to remain employed in a non-executive role until the end of the second fiscal quarter of 2020 in order to, among other things, assist in the transition of his responsibilities.
(c) Appointment of New President and Chief Operating Officer

Effective on January 13, 2020, Anand Eswaran was appointed as the President and Chief Operating Officer of the Company.

Mr. Eswaran, age 46, served as Corporate Vice President, Microsoft Enterprise at Microsoft Corporation, a multinational technology company, from May 2018 to May 2019, and previously as Corporate Vice President: Customer Success, Digital & Industry Solutions, Global Services & Support, from January 2015 to May 2018. From January 2012 to December 2014, Mr. Eswaran served as Executive Vice President, Global Services at SAP, a multinational software company. From February 2007 to January 2012, he served as Vice President, HP Software Global Services at The Hewlett-Packard Company, a multinational information technology company. Since January 2007, Mr. Eswaran has served as a Founding Advisory Board Member of Technology Services Industry Association, a technology research and advisory firm.
In connection with his appointment as President and Chief Operating Officer, Mr. Eswaran signed an offer letter (the “Offer Letter”) that provides for a starting annual base salary of $600,000 and a quarterly management-by-objective (“MBO”) bonus opportunity equal to 100% of Mr. Eswaran’s quarterly base salary, subject to the terms of the Company’s Executive Incentive Plan. As a member of the Company’s executive team, the achieved portion of Mr. Eswaran’s MBO bonus will be paid on a quarterly basis in the form of fully-vested restricted stock units covering shares of the Company’s Class A common stock (“RSUs”) in accordance with the Company’s Key Employee Equity Bonus Plan.
The Offer Letter provides for an initial grant of RSUs having an aggregate fair value of $16,000,000 (the “Initial Equity Grant”). The Initial Equity Grant will vest as to 1/16th of the RSUs on February 20, May 20, August 20, and November 20 of each year (each a “Quarterly Vesting Date”) over a 4-year period beginning on February 20, 2020, provided Mr. Eswaran remains a service provider of the Company through the applicable Quarterly Vesting Date. The value of the Initial Equity Grant will be converted into a number of RSUs based upon the monthly average closing price of a share of the Company’s Class A common stock (as quoted on the New York Stock Exchange) during the month of January 2020.

Beginning in 2021, Mr. Eswaran will be eligible to receive annual equity award grants commensurate with his position, and subject to the Board’s approval, Mr. Eswaran’s performance, and any terms and conditions approved by the Board (each, an “Additional Equity Award”). It is anticipated that such Additional Equity Award may have a target value of approximately 50% of the Initial Equity Grant and 1/16th of the RSUs will vest on Quarterly Vesting Dates over a 4-year period beginning on February 20, 2021, provided Mr. Eswaran remains a service provider of the Company through the applicable Quarterly Vesting Date. If the Company introduces and implements performance-based RSUs as part of the Company’s 2021 executive compensation, some or all of the Additional Equity Award will be subject to performance-based vesting on substantially similar terms and conditions as the performance-based vesting terms of other similarly-situated Company executives.

Mr. Eswaran will become eligible to participate in the Company’s Equity Acceleration Policy, as amended (“EAP”), under which Mr. Eswaran will be entitled to 100% acceleration of his then-outstanding unvested RSUs if he experiences a “qualified termination” (as defined in the EAP).

Mr. Eswaran is also entitled to reimbursement by the Company for: expenses reasonably incurred on or before September 8, 2020 by Mr. Eswaran, (i) for temporary housing, air travel and ground transportation in the San Francisco Bay as well as two-round trip visits for him and his family before April 30, 2020 and (ii) other moving-related expenses up to a maximum of $45,000 for moving expenses (but excluding any costs or other expenses to the sale or purchase of his permanent residence) in connection with the permanent relocation of Mr. Eswaran and his family to the San Francisco Bay Area. The reimbursement for expenses incurred under (i) and (ii) above will be repayable by Mr. Eswaran to the Company if, within one year from his start date, Mr. Eswaran voluntarily terminates his employment, other than for “good reason,” (as defined in the EAP) or is terminated for “cause” (as defined in the Offer Letter). Mr. Eswaran also is entitled to reimbursement of legal expenses related to the Offer Letter and affiliated documents up to a maximum amount of $5,000.

If Mr. Eswaran’s employment is terminated by the Company without cause (and other than for death or “disability” (as defined in the EAP)) or he terminates his employment for “good reason,” then Mr. Eswaran will be eligible to receive the following payments and benefits, subject to his timely execution and non-revocation of a release of claims:

•	Cash severance equal to 12 months of Mr. Eswaran’s then-current base salary, payable in semi-monthly installments;

•
Reimbursement of COBRA premiums through the earliest of (i) the 12-month anniversary of the date of the termination of employment, (ii) the date on which Mr. Eswaran or his eligible dependents become covered under similar plans, or (iii) the date on which Mr. Eswaran or his eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if we determine that we cannot make these COBRA reimbursements without potentially violating applicable law, Mr. Eswaran will receive a lump sum payment of $30,000, less applicable withholding, in lieu of such COBRA reimbursement;

•	Equity award vesting acceleration benefits as follows:

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If such termination occurs within the “Change in Control Period” (as defined in the EAP, as amended to begin 90 days prior to a “Change in Control” (as defined in the EAP)), 100% acceleration of vesting of any then-outstanding and unvested Company equity awards subject to time-based vesting conditions, or

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If such termination occurs outside of the Change in Control Period, acceleration of vesting of the portion of any then-outstanding and unvested Company equity awards subject to time-based vesting conditions that would have vested if Mr. Eswaran had remained employed with the Company through the date that is 12 months following Mr. Eswaran’s effective last day with the Company.

The foregoing description of Mr. Eswaran’s compensation, terms and conditions of his employment and treatment of Mr. Eswaran upon certain terminations of employment is qualified in its entirety by (i) the full text of the Offer Letter, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and (ii) the EAP, which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed on February 27, 2019 (to be updated for any amendments described herein), which is incorporated herein by reference.

The Company will enter into its standard form of indemnification agreement with Mr. Eswaran, a copy of which was filed as Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q filed on August 7, 2017.
Other than the indemnification agreement described in the preceding sentence, Mr. Eswaran has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Eswaran and any other persons pursuant to which Mr. Eswaran was appointed as President and Chief Operating Officer, and there are no family relationships between Mr. Eswaran and any director or executive officer of the Company.
A copy of the news release issued by the Company on January 13, 2020 announcing Mr. Sipes’ resignation and Mr. Eswaran’s appointment as President and Chief Operating Officer is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit	Description
99.1	News release of RingCentral, Inc. dated January 13, 2020 announcing the resignation of Mr. Sipes and the appointment of Mr. Eswaran as President and Chief Operating Officer.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 16, 2020

RINGCENTRAL, INC.

By:	/s/ John Marlow
Name:	John Marlow
Title:	Chief Administrative Officer